Exhibit 3.2

                         AMENDED AND RESTATED BYLAWS OF
                                   FUNCO, INC.
                            THROUGH FEBRUARY 18, 1999


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I:    OFFICES; CORPORATE SEAL...................................     3
     Section 1.1.   Registered Office...................................     3
     Section 1.2.   Corporate Seal......................................     3

ARTICLE II:   MEETINGS OF SHAREHOLDERS..................................     3
     Section 2.1.   Place of Meeting....................................     3
     Section 2.2.   Annual Meeting......................................     3
     Section 2.3.   Special Meetings....................................     3
     Section 2.4.   Meetings Held upon Shareholder Demand...............     3
     Section 2.5.   Notice of Meetings..................................     4
     Section 2.6.   Waiver of Notice....................................     4
     Section 2.7.   Quorum; Adjourned Meetings..........................     4
     Section 2.8.   Vote Required.......................................     5
     Section 2.9.   Voting Rights.......................................     5
     Section 2.10.  Proxies.............................................     5
     Section 2.11.  Action Without a Meeting............................     5
     Section 2.12.  Record Date.........................................     5
     Section 2.13.  Advance Notice Requirements.........................     6

ARTICLE III:  DIRECTORS.................................................     7
     Section 3.1.   General Powers......................................     7
     Section 3.2.   Number, Qualifications, and Term of Office..........     7
     Section 3.3.   Meetings; Place and Notice..........................     8
     Section 3.4.   Electronic Communications...........................     8
     Section 3.5.   Waiver of Notice....................................     8
     Section 3.6.   Quorum; Acts of Board...............................     8
     Section 3.7.   Vacancies...........................................     8
     Section 3.8.   Removal.............................................     8
     Section 3.9.   Resignation.........................................     9
     Section 3.10.  Committees..........................................     9
     Section 3.11.  Special Litigation Committee........................     9
     Section 3.12.  Absent Directors....................................     9
     Section 3.13.  Presumption of Assent...............................     9
     Section 3.14.  Action Without a Meeting............................     10
     Section 3.15.  Compensation of Directors...........................     10
     Section 3.16.  Limitation of Directors' Liabilities................     10

ARTICLE IV:   OFFICERS..................................................     10
     Section 4.1.   Number and Designation..............................     10
     Section 4.2.   Chief Executive Officer.............................     10


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     Section 4.3.   Chief Financial Officer.............................     10
     Section 4.4.   Chairman of the Board...............................     11
     Section 4.5.   President...........................................     11
     Section 4.6.   Vice Presidents.....................................     11
     Section 4.7.   Secretary...........................................     11
     Section 4.8.   Treasurer...........................................     11
     Section 4.9.   Treasurer's Bond....................................     11
     Section 4.10.  Vacancies...........................................     11
     Section 4.11.  Authority and Duties................................     11
     Section 4.12.  Term; Resignation; Removal; Vacancies...............     12
     Section 4.13.  Salaries............................................     12

ARTICLE V:    SHARES AND THEIR TRANSFER.................................     12
     Section 5.1.   Certificates for Shares.............................     12
     Section 5.2.   Uncertificated Shares...............................     12
     Section 5.3.   Transfer of Shares..................................     13
     Section 5.4.   Lost, Destroyed, or Stolen Certificates.............     13
     Section 5.5.   Transfer Agent and Registrar........................     13
     Section 5.6.   Facsimile Signature.................................     13
     Section 5.7.   Closing of Transfer Books; Record Date..............     13
     Section 5.8.   Registered Shareholders.............................     13

ARTICLE VI:   INDEMNIFICATION...........................................     14
     Section 6.1.   Indemnification.....................................     14
     Section 6.2.   Insurance...........................................     14

ARTICLE VII:  GENERAL CORPORATE MATTERS.................................     14
     Section 7.1.   Distributions.......................................     14
     Section 7.2.   Reserves............................................     14
     Section 7.3.   Deposits............................................     14
     Section 7.4.   Loans...............................................     14
     Section 7.5.   Advances............................................     15

ARTICLE VIII: BOOKS OF RECORD; AUDIT; FISCAL YEAR.......................     15
     Section 8.1.   Share Register......................................     15
     Section 8.2.   Books, Records, and Other Documents.................     15
     Section 8.3.   Financial Statements................................     15
     Section 8.4.   Audit...............................................     16
     Section 8.5.   Fiscal Year.........................................     16

ARTICLE IX:   AMENDMENTS................................................     16
     Section 9.1.   Amendments..........................................     16


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                         AMENDED AND RESTATED BYLAWS OF
                                   FUNCO, INC.
                            THROUGH FEBRUARY 18, 1999

                                    ARTICLE I
                             OFFICES; CORPORATE SEAL

         Section 1.1. Registered Office. The registered office of the Corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or in a statement of the Board of Directors filed with the Secretary of State of the State of Minnesota changing the registered office in the manner prescribed by law. The Corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

         Section 1.2. Corporate Seal. If so directed by the Board of Directors, the Corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the Corporation. The seal need only include the word "seal," but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.1. Place of Meeting. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or such other place as may be designated by the Board of Directors or the chief executive officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

         Section 2.2. Annual Meeting. An annual meeting of the shareholders shall be held on an annual basis as determined by the Board of Directors. At each annual meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire within six (6) months after the date of the meeting and may transact any other business.

         Section 2.3. Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the chief executive officer or the chief financial officer, by the Board of Directors, or any two or more members thereof, or by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the Corporation entitled to vote as provided in Section 2.4(b) hereof, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote. The chief executive officer or the Board of Directors shall be authorized to fix the time and date of any special meeting of the shareholders. Notice of any special meeting shall state the purpose for which the meeting has been called, and the business transacted at any special meeting shall be limited to the purpose stated in the notice, unless all of the shareholders are present in person or by proxy and none of them objects to the consideration of additional business.

         Section 2.4. Meetings Held upon Shareholder Demand. Annual or special meetings of the shareholders may be demanded by a shareholder under the following circumstances:


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                  (a) If an annual meeting of shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of all voting shares may demand an annual meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the Corporation. If the Board fails to cause an annual meeting to be called and held as required by law, the shareholder or shareholders making the demand may call the meeting by giving notice as required by law, all at the expense of the Corporation.

                  (b) To demand a special meeting of the shareholders, a shareholder or shareholders shall give written notice to the chief executive officer or the chief financial officer of the Corporation specifying the purposes of such meeting. Upon receipt by the chief executive officer or chief financial officer of the Corporation of a demand for a special meeting of shareholders from any shareholder or shareholders entitled to call such a meeting, the Board of Directors shall cause such meeting to be called and held in compliance with the timing requirements of Minnesota Statutes 302A.433, Subd. 2, as amended from time to time.

         Section 2.5. Notice of Meetings.

                  (a) Notice of all meetings of shareholders shall be given to every shareholder entitled to vote, except where the meeting is an adjourned meeting and the date, time, and place of the meeting were announced at the time of adjournment. The notice shall be given at least ten (10) days but not more than sixty (60) days prior to the meeting; provided, however, that at least fourteen (14) days' notice must be given of a meeting at which the adoption of an agreement of merger or plan of exchange is to be considered.

                  (b) Notice of meetings shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at the address he has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.

         Section 2.6. Waiver of Notice. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting shall constitute waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and the shareholder does not participate in consideration of the item at the meeting.

         Section 2.7. Quorum; Adjourned Meetings. The presence either in person or by proxy of the holders of a majority of the voting power of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. If, however, a quorum shall not be present in person or by proxy at any meeting of the shareholders, those present shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting of the date, time, and location of the reconvening of the adjourned meeting, until the requisite number of voting shares shall be represented. At any such adjourned meeting at which the required number of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders may continue to transact business until adjournment even though the withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.


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         Section 2.8. Vote Required. The shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where a larger proportion or number is required by statute or the Articles of Incorporation. If the Articles of Incorporation require a larger proportion or number than is required by statute for a particular action, the Articles of Incorporation shall control.

         Section 2.9. Voting Rights.

                  (a) At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Shares owned by two or more shareholders may be voted by any one of them unless the Corporation receives written notice, addressed to the Board of Directors at the address of the registered office, from any one of them denying the authority of any other person or persons to vote those shares. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

                  (b) There shall be no cumulative voting for the election of directors.

         Section 2.10. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with an officer of the Corporation at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Corporation receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless all joint owners sign the appointment. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall not be voted on such issue. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with an officer of the Corporation.

         Section 2.11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if authorized in writing or writings signed by all shareholders who would be entitled to vote on that action. The written action is effective when it has been signed by all such shareholders, unless a different effective date is provided in the written action.

         Section 2.12. Record Date. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such


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period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

         Section 2.13. Advance Notice Requirements. Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section
2.13. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive offices of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of the shareholders of the Corporation is called in accordance with Section 2.3 or
2.4 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Corporation, or mailed or received at the principal executive office of the Corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) such person's name and (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (y) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to a nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The Chairman shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this
Section 2.13 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

            At any regular or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section
2.13. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at


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the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Corporation is called in accordance with Section 2.3 or 2.4 for any purpose other than electing directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of any such business to be timely it must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this
Section 2.13 and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.13 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         For purposes of this Section 2.13, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 2.5 of these Bylaws.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all powers of the Corporation and do all lawful acts not required by the Articles of Incorporation, these Bylaws, or law to be done by the shareholders.

         Section 3.2. Number, Qualifications, and Term of Office. The number of directors which shall constitute the whole Board shall be at least one (1), or such other number as may be determined by the Board of Directors or by the shareholders at an annual meeting or a special meeting called and held for that purpose; provided, however, that the Board of Directors may not decrease the number of directors below the number last designated by the shareholders. The creation of any new directorship by action of the Board of Directors shall require the affirmative vote of a majority of the directors serving at the time of the increase. Each of the directors shall serve until the next annual meeting of the shareholders and until his successor has been duly elected and has qualified, or until his earlier death, resignation, removal, or disqualification. Directors need not be residents of the State of Minnesota or shareholders of the Corporation.


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         Section 3.3. Meetings; Place and Notice. Meetings of the Board of
Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the Corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Board meetings may be called by the chairman of the Board or chief executive officer on 24 hours notice or by any director on three (3) days notice to each director. Every such notice shall state the date, time, and place of the meeting. Notice of a meeting called by a director other than a director who is the chairman of the board or chief executive officer shall state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         Section 3.4. Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear one another during the conference constitutes a Board meeting if the notice required by Section 3.3 of these Bylaws is given of the conference and if the number of directors participating in the conference would be sufficient to constitute a quorum. Participation in a meeting by such means constitutes presence in person at the meeting.

         Section 3.5. Waiver of Notice. A director may waive notice of a meeting of the Board. Waiver of notice is effective, whether given before, at, or after the meeting and whether given in writing, orally, or by attendance. Attendance by a director at a meeting constitutes waiver of notice for that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 3.6. Quorum; Acts of Board. A majority of the directors currently holding office shall be a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors (provided such majority consists of not less than two directors) shall constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         Section 3.7. Vacancies. Vacancies on the Board resulting from the death, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Subject to removal as provided in Section 3.8 of these Bylaws, each director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next annual meeting or at a special meeting of the shareholders called for that purpose.

         Section 3.8. Removal. Except as otherwise provided by law, the entire Board of Directors or any individual director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares entitled to vote for the election of directors. The shareholders, by the same majority vote, may fill any vacancy or vacancies created by such removal. Any such vacancy not so filled may be filled by the directors as provided in Section


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3.7 hereof. Any director named by the Board to fill a vacancy may be removed at any time, with or without cause, by the affirmative vote of the majority of the remaining directors, even if the remaining directors constitute less than a quorum, if the shareholders have not elected directors in the interval between the appointment to fill the vacancy and the time of removal.

         Section 3.9. Resignation. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect on the date of the Corporation's receipt of such notice or at any later date or time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make the resignation effective.

         Section 3.10. Committees.

                  (a) A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. Except for any special litigation committee established under Section 3.11 hereof, committees shall be subject at all times to the direction and control of the Board.

                  (b) A committee shall consist of one or more natural persons, who need not be directors, appointed by the affirmative vote of a majority of the directors present at a duly held meeting of the Board.

                  (c) Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

         Section 3.11. Special Litigation Committee. Pursuant to the procedure set forth in Section 3.10, the Board may establish a committee composed of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights or remedies should be pursued.

         Section 3.12. Absent Directors. A director may give written consent or opposition to a proposal to be acted on at a Board meeting by giving a written statement to the Chairman of the Board or acting Chairman of the Board setting forth a summary of the proposal to be voted on and containing a statement from the director on how he votes on such proposal. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of, or against, the proposal and shall be entered in the minutes or other record of action of the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 3.13. Presumption of Assent. A director who is present at a meeting of the Board when an action is approved by the affirmative vote of a majority of the directors present is presumed to have assented to the action approved, unless the director:

                  (a) objects at the beginning of the meeting to the transaction of the business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, in which case the director shall not be considered to be present at the meeting for any purpose; and

                  (b) votes against the action at the meeting; or

                  (c) is prohibited by law from voting on the action.


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         Section 3.14. Action Without a Meeting. Any action required or permitted to be taken at a Board meeting may be taken by written consent of the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present, provided that the proposed action need not be approved by the shareholders and that the Articles of Incorporation so provide. The written action is effective when signed by the necessary number of directors unless a different effective date is stated in the written action.

         Section 3.15. Compensation of Directors. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each Board meeting and may be paid a stated amount as a director or a fixed sum for attendance at each Board meeting, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.16. Limitation of Directors' Liabilities. A director shall not be liable to the Corporation or its shareholders for dividends illegally declared, distributions illegally made to shareholders, or any other action taken in good faith reliance upon financial statements of the Corporation represented to him to be correct by the chief executive officer of the Corporation or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Corporation; nor shall any director be liable if in good faith in determining the amount available for dividends or distribution the Board values the assets in a manner allowable under applicable law.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. Number and Designation. The officers of the Corporation shall be elected or appointed by the Board of Directors. The Corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties, and responsibilities as may be determined by the Board, including, without limitation, a chairman of the Board (who shall be a director), a president, a secretary, and a treasurer, each of whom shall have the powers, rights, duties, and responsibilities set forth in these Bylaws, unless otherwise determined by the Board. Any of the offices or functions of those offices may be held or performed by the same person.

         Section 4.2. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall be responsible for the general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall be responsible for implementing all orders and resolutions of the Board; (d) shall sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation, except where authority to sign and deliver is required or permitted by law to be exercised by another person and except where such authority is expressly delegated by these Bylaws or by the Board to some other officer or agent of the Corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned by the Board.

         Section 4.3. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts, and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from


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


time to time; (c) shall endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the chief executive officer, making proper vouchers therefor; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be assigned by the Board of Directors or the chief executive officer from time to time.

         Section 4.4. Chairman of the Board. The chairman of the Board of the Corporation shall preside at all meetings of the Board of Directors and shall perform such other functions as may be determined from time to time by the Board.

         Section 4.5. President. Unless otherwise determined by the Board of Directors, the president shall be the chief executive officer of the Corporation. If an officer other than the president is designated chief executive officer, the president shall perform such duties as may from time to time be assigned to him by the Board, or if authorized by the Board, such duties as are assigned to him by the chief executive officer.

         Section 4.6. Vice Presidents. Any one or more vice presidents, if any, may be appointed by the Board of Directors. During the absence or disability of the president, it shall be the duty of the highest ranking vice president to perform the duties of the president. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order or rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

         Section 4.7. Secretary. The secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

         Section 4.8. Treasurer. Unless otherwise determined by the Board, the treasurer shall be the chief financial officer of the Corporation. If an officer other than the treasurer is designated chief financial officer, the treasurer shall perform such duties as may from time to time be assigned to him by the Board.

         Section 4.9. Treasurer's Bond. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 4.10. Vacancies. If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal, or other cause, the directors then in office, although less than a quorum, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 4.11. Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

         Section 4.12. Term; Resignation; Removal; Vacancies

                  (a) All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation, or removal.

                  (b) An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

                  (c) An officer may be removed at any time, with or without cause, by a resolution approved by an affirmative vote of the majority of the directors present at a duly held Board meeting.

                  (d) A vacancy in an office because of death, resignation, removal, disqualification, or other cause may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled by the Board.

         Section 4.13. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the chief executive officer, if authorized by the Board.

                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

         Section 5.1. Certificates for Shares.

                  (a) Certificates of shares, if any, of the Corporation shall be in such form as shall be prescribed by law and adopted by the Board of Directors, certifying the number of shares of the Corporation owned by each shareholder. The certificates shall be numbered in the order in which they are issued and shall be signed, in the name of the Corporation, by the chief executive officer or the chief financial officer or secretary or by such officers as the Board of Directors may designate. Such signatures may be by facsimile if authorized by the Board of Directors or these Bylaws. Such certificates shall also have such legends as may be required by any shareholder agreement or other agreement.

                  (b) A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

         Section 5.2. Uncertificated Shares. Some or all of any or all classes and series of the shares of stock of this Corporation, upon a resolution approved by the Board of Directors, may be uncertificated shares. Within twenty
(20) calendar days after the issuance or transfer of uncertificated shares, the chief executive officer shall send to the shareholder such notice as may be required by law.

         Section 5.3. Transfer of Shares. Transfer of certificated shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares therefor properly endorsed. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name or names the shares are registered on the books of the Corporation. The transfer of uncertificated shares, if any, shall be made by the means determined by the Board of Directors. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.

         Section 5.4. Lost, Destroyed, or Stolen Certificates. Any shareholder claiming that a certificate for shares has been lost, destroyed, or stolen shall make an affidavit of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claims that may be made against it on account of the reissue of such certificate. A replacement certificate shall then be issued for the same number of shares as represented by the certificate alleged to have been lost, destroyed, or stolen.

         Section 5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

         Section 5.6. Facsimile Signature. Where any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the chief executive officer or other proper officer of the Corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of the officer. The fact that a certificate bears the facsimile signature of an officer who no longer holds office shall not affect the validity of the certificate, and such certificate, if otherwise validly issued, shall have the same effect as if the former officer held that office at the date the certificate was issued.

         Section 5.7. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, the date for payment of any dividend or distribution or the date any change, conversion, or exchange of capital stock shall become effective. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend or distribution, or the date any change, conversion, or exchange of capital stock shall become effective, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall be entitled to receive payment of such dividend or distribution, or to exercise such rights, notwithstanding any transfer of any stock on the books of the Corporation after any such record date. If the Board of Directors fails to fix such a record date the record date shall be the twentieth (20th) day preceding the date of payment or the date the change, conversion, or exchange becomes effective.

         Section 5.8. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1. Indemnification. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minn. Stat. ss. 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

         Section 6.2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                   ARTICLE VII
                            GENERAL CORPORATE MATTERS

         Section 7.1. Distributions. Subject to the Articles of Incorporation and these Bylaws, the Board of Directors may declare dividends payable in either cash, property or shares, acquire or exchange shares, or make other distributions with respect to shares of the Corporation whenever and in such amounts as, in its opinion, the condition and affairs of the Corporation shall render advisable.

         Section 7.2. Reserves. Before payment of any dividend, the Board of Directors may set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors deems conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

         Section 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

         Section 7.4. Loans. The Corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present and:

                  (a) is in the usual and regular course of business of the Corporation;

                  (b) is with, or for the benefit of, a related corporation, an organization in which the Corporation has a financial interest, an organization with which the Corporation has a business relationship, or an organization to which the Corporation has the power to make donations;

                  (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation; or

                  (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

         Section 7.5. Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

                                  ARTICLE VIII
                       BOOKS OF RECORD; AUDIT; FISCAL YEAR

         Section 8.1. Share Register. The Board of Directors of the Corporation shall cause to be kept at its principal executive office, or such other place or places within the United States as determined by the Board, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of the shares held, and the dates on which the certificates therefor were issued.

         Section 8.2. Books, Records, and Other Documents. The Board of Directors shall cause to be kept at its principal executive office, originals or copies of:

                  (a) records of all proceedings of the shareholders and directors for the last three years;

                  (b) Articles of Incorporation of the Corporation and all amendments thereto currently in effect;

                  (c) Bylaws of the Corporation and all amendments thereto currently in effect;

                  (d) financial statements as described in Section 8.3 hereof, if such statements have been prepared by or for the Corporation;

                  (e) reports made to shareholders generally within the immediately preceding three years;

                  (f) a statement of the names and usual business addresses of the directors and principal officers of the Corporation;

                  (g) voting trust agreements; and

                  (h) shareholder control agreements, if any.

         Section 8.3. Financial Statements. To the extent that they have been prepared by or for the Corporation, the financial statements required to be kept at the principal executive or registered office of the Corporation pursuant to
Section 8.2(d) hereof are as follows:

                  (a) annual financial statements, including at least a balance sheet as of the end of, and a statement of income for, each fiscal year; and

                  (b) financial statements for the most recent interim period prepared in the course of the operations of the Corporation for distribution to the shareholders or submission to a governmental agency as a matter of public record.

         Section 8.4. Audit. The Board of Directors may cause the records and books of account of the Corporation to be audited each fiscal year.

         Section 8.5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 9.1. Amendments. Except as limited by the Articles of Incorporation, these Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the members of the Board of Directors. This authority of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.

         The undersigned, Chief Executive Officer of Funco, Inc., a Minnesota corporation, does hereby certify that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of the Corporation by its Board of Directors and Shareholders effective May 4, 1992.

                                        /s/ David R. Pomije
                                        ----------------------------------------
                                        David R. Pomije
                                        Chief Executive Officer


Effective February 18, 1999, the Bylaws have been amended to incorporate revisions to Section 2.13.


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